EXHIBIT n

                           PHOENIX INSIGHT FUNDS TRUST
                                MULTI-CLASS PLAN
                                  INTRODUCTION



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                           PHOENIX INSIGHT FUNDS TRUST

                                MULTI-CLASS PLAN

                                  INTRODUCTION

         The Purpose of this Plan is to specify the attributes of the classes of shares offered by Phoenix Insight Funds Trust (referred to as the "Company"), including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and, in the case of the Company's non-money market portfolios, net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

                         GENERAL FEATURES OF THE CLASSES

         Shares of each class of a fund of the Company (each such series being referred to as a "Fund") shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

                             ALLOCATION OF EXPENSES

Allocation of Income and Expenses
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i.       General.
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         The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated include expenses of the Funds that are not attributable to a particular Fund or class of a Fund but are allocated to a Fund ("Fund Expenses") and expenses of a particular Fund that are not attributable to a particular class of that Fund ("Portfolio Expenses"). Fund Expenses include, but are not limited to, trustees' fees, insurance costs and certain legal fees. Portfolio Expenses include, but are not limited to, certain state registration fees, custodial fees, advisory fees and other expenses relating to the management of the Fund's assets.


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ii.      Class Expenses.
         ---------------

         Expenses attributable to a particular class ("Class Expenses") shall be limited to: (1) transfer agency fees; (2) stationery, printing, postage, and delivery expenses relating to preparing and distributing shareholder reports, prospectuses, and proxy statements; (3) state Blue Sky registration fees; (4) SEC registration fees; (5) expenses of administrative personnel and services to the extent related to another category of class-specific expenses; (6) trustees' fees and expenses; (7) accounting expenses, auditors' fees, litigation expenses, and legal fees and expenses; (8) expenses incurred in connection with shareholder meetings and (9) Rule 12b-1 and shareholder servicing fees. Rule 12b-1 and shareholder servicing fees shall be allocated to the class for which they are incurred. All other expenses described in this paragraph will be allocated as Class Expenses, if a Fund's President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended ("Code").

         In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund Expense or Portfolio Expense as applicable, and in the event a Fund Expense or Portfolio Expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

         The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Trustees").

iii.     Waivers or Reimbursements of Expenses.
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         The Investment Advisor may waive or reimburse its management fee in whole or in part provided that the fee is waived or reimbursed to all shares of the Fund in proportion to the relative average daily net asset values.

         The Distributor may waive or reimburse a Rule 12b- 1 Plan fee payment in whole or in part, provided that the fee is waived or reimbursed to all shares of the relevant class of the Fund in proportion to the relative average daily net asset values.

                DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

         The types of classes of each of the Funds that are money market portfolios operating pursuant to Rule 2a-7 under the 1940 Act ("Money Market Funds") are: "A Shares" and "Institutional Shares", and, in the case of the Phoenix Insight Money Market Fund, "Exchange Shares". The types of classes of each of the other Funds are: "A Shares", "C Shares" and "Institutional Shares." To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:


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                                    A SHARES

         A Shares are offered at net asset value, plus an initial sales charge as set forth in the then current prospectuses of a Fund, except for the Money Market Funds which are offered at net asset value. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund's then current prospectus. A Shares, other than the Money Market Funds, are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus).

         A Shares of a Fund pay Rule 12b-1 fees of up to 0.25%, (annualized) of the average daily net assets of the Fund's A Shares. Distribution and support services provided by brokers, dealers and other institutions may include performing sales, marketing and distribution services, including the distribution of sales literature and advertising provided by the distributor of Fund shares; processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in A Shares; providing sub-accounting with respect to A Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in A Shares; arranging for bank wires and providing such other similar services as may reasonably be requested.

                                    C SHARES

         C Shares of a Fund are offered at net asset value without the imposition of any sales charge. C Shares are also offered subject to a contingent deferred sales charge. C Shares of a Fund pay service fees of up to 0.25% and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund's C Shares pursuant to a Rule 12b-1 plan. Distribution and support services provided by brokers, dealers and other institutions may include performing sales, marketing and distribution services, including the distribution of sales literature and advertising provided by the distributor of Fund shares; processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in C Shares; providing sub-accounting with respect to C Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in C Shares; arranging for bank wires and providing such other similar services as may reasonably be requested.

                                    N SHARES

         N shares are offered at net asset value without the imposition of any sales charge. N shares of a Fund pay service fees of up to 0.25% (annualized of the average daily net assets of the Fund's N


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shares. In addition, N shares of the Money Market Funds are authorized to pay
0.10% (annualized of the average daily net assets of the Fund's N shares) for distribution and shareholder services under a Rule 12b-1 plan. The service fees may only be used for shareholder servicing activities such as processing purchase, exchange and redemption requests from customers placing orders with the Company's transfer agent; processing dividend and distribution payments from the Funds on behalf of customers; providing information periodically to customers showing their positions in A Shares; providing sub-accounting with respect to A Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in A Shares; arranging for bank wires and providing such other similar services as may reasonably be requested. Rule 12b-1 fees may be used for performing sales, marketing and distribution services including the distribution of sales literature and advertising material provided by the distributor of Fund shares, and for other shareholder servicing activities.

                              INSTITUTIONAL SHARES

         Institutional Shares of a Fund are offered at net asset value without the imposition of any sales charge.

                                 EXCHANGE SHARES

         Exchange Shares of the Phoenix Insight Money Market Fund are offered at net asset value without the imposition of any sales charge.

                                  VOTING RIGHTS

         Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interest of any other class.

                               EXCHANGE PRIVILEGES

         Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund except for Exchange Shares of the Phoenix Insight Money Market Fund which have no exchange privileges.

                                  BOARD REVIEW

         The Board Members of the Company shall review this Plan as frequently as they deem necessary. Prior to any material amendments(s) to this Plan, the Company's Board including a majority of the Board Members who are not interested (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interest of each class of shares of the Company individually and the Company as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the


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Board Members of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted by the Board of Trustees May 18, 2006 as interim until June 26, 2006.